As filed with the Securities and Exchange Commission on January 12, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FactSet Research Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware	13-3362547
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

601 Merritt 7 Norwalk, Connecticut	06851
(Address of Principal Executive Offices)	(Zip Code)

FACTSET RESEARCH SYSTEMS INC. STOCK OPTION AND AWARD PLAN, AS AMENDED AND RESTATED and FACTSET RESEARCH SYSTEMS INC. NON-EMPLOYEE DIRECTORS’ STOCK OPTION AND AWARD PLAN, AS AMENDED AND RESTATED
(Full title of the plans) Maurizio Nicolelli Senior Vice President, Chief Financial Officer FactSet Research Systems Inc. 601 Merritt 7 Norwalk, CT 06851 (203) 810-1000
(Name, address, telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.01 par value
Stock Option and Award Plan	5,750,000	$194.45	$1,118,087,500	$139,201.89

Common Stock, $0.01 par value
Non-Employee Directors’ Stock Option and Award Plan	250,000	$194.45	$48,612,500	$6,052.26

TOTAL	6,000,000	N/A	1,166,700,000	$145,254.15

(1)     An aggregate of 17,250,000 shares of Common Stock may be offered or issued pursuant to the FactSet Research Systems Inc. Stock Option and Award Plan, as Amended and Restated, 11,500,000 of which were previously registered on Forms S-8 (File No. 333-134298 and File No. 333-171667), and 5,750,000 of which are registered on this Form S-8. An aggregate of 500,000 shares of Common Stock may be offered or issued pursuant to the FactSet Research Systems Inc. Non-Employee Directors’ Stock Option and Award Plan, as Amended and Restated, 250,000 of which were previously registered on Form S-8 (File No. 333-156649), and 250,000 of which are registered on this Form S-8. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also registers such shares of Common Stock that become available under the foregoing plans in connection with changes in the number of outstanding shares of Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares are converted or exchanged.

(2)     Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of FactSet Research Systems Inc. Common Stock as reported on the New York Stock Exchange on January 9, 2018 (i.e., $194.45). Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only.

INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 registers additional shares of our Common Stock underlying stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other awards that may be issued to our employees and directors under the equity incentive plans listed below.

In accordance with General Instruction E to Form S-8, the contents of the following Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission with respect to securities offered pursuant to the following plans are hereby incorporated by reference:

(1)     FactSet Research Systems Inc. Stock Option and Award Plan, as Amended and Restated (File No. 333-134298 and File No. 333-171667); and

(2)     FactSet Research Systems Inc. Non-Employee Directors’ Stock Option and Award Plan, as Amended and Restated (File No. 333-156649).

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-04238) filed on June 5, 1996)

4.2	Amendment to the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.12 to the Company’s Annual Report on Form 10-K for fiscal year 2001)

4.3	Second Amendment to the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s periodic report on Form 8-K, filed on December 16, 2011)

4.4	Amended and Restated By-laws (incorporated by reference to Exhibit 3 to the Company’s periodic report on Form 8-K, filed on December 19, 2013)

4.5	Description of FactSet Common Stock (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-04238) filed on June 26, 1996)

5.1	Opinion of Rachel R. Stern, Esq., Senior Vice President, General Counsel and Secretary, as to the validity of the shares of FactSet Common Stock

23.1	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP

23.2	Consent of Rachel R. Stern, Esq., Senior Vice President, General Counsel and Secretary (contained in Exhibit 5.1)

24.1	Powers of Attorney (incorporated by reference in this Registration Statement)

99.1

FactSet Research Systems Inc. Stock Option and Award Plan, as Amended and Restated (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Form DEF 14A filed on October 30, 2017)

99.2

FactSet Research Systems Inc. Non-Employee Directors’ Stock Option and Award Plan, as Amended and Restated (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Form DEF 14A filed on October 30, 2017)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on January 12, 2018.

FACTSET RESEARCH SYSTEMS INC.

By:	/s/ MAURIZIO NICOLELLI
Maurizio Nicolelli Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ F. PHILIP SNOW
F. Philip Snow	Chief Executive Officer, and Director (Principal Executive Officer)	January 12, 2018

/s/ MAURIZIO NICOLELLI
Maurizio Nicolelli	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	January 12, 2018

/s/ MATTHEW J. MCNULTY
Matthew J. McNulty	Vice President and Controller (Principal Accounting Officer)	January 12, 2018

A majority of the Board of Directors (Robin A. Abrams, Scott A. Billeadeau, Malcolm Frank, Philip A. Hadley, Sheila B. Jordan, James J. McGonigle, Laurie Siegel, F. Philip Snow and Joseph R. Zimmel).

Date:	January 12, 2018	By:	/s/ MAURIZIO NICOLELLI
Maurizio Nicolelli For himself and as Attorney-in-Fact

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-04238) filed on June 5, 1996)

4.2	Amendment to the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.12 to the Company’s Annual Report on Form 10-K for fiscal year 2001)

4.3	Second Amendment to the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s periodic report on Form 8-K, filed on December 16, 2011)

4.4	Amended and Restated By-laws (incorporated by reference to Exhibit 3 to the Company’s periodic report on Form 8-K, filed on December 19, 2013)

4.5	Description of FactSet Common Stock (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-04238) filed on June 26, 1996)

5.1	Opinion of Rachel R. Stern, Esq., Senior Vice President, General Counsel and Secretary, as to the validity of the shares of FactSet Common Stock

23.1	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP

23.2	Consent of Rachel R. Stern, Esq., Senior Vice President, General Counsel and Secretary (contained in Exhibit 5.1)

24.1	Powers of Attorney (incorporated by reference in this Registration Statement)

99.1

FactSet Research Systems Inc. Stock Option and Award Plan, as Amended and Restated (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Form DEF 14A filed on October 30, 2017)

99.2

FactSet Research Systems Inc. Non-Employee Directors’ Stock Option and Award Plan, as Amended and Restated (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Form DEF 14A filed on October 30, 2017)